UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2014
 ____________________________________
Washington Federal, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________________

Washington	001-34654	91-1661606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
425 Pike Street, Seattle, Washington 98101
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code (206) 624-7930
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items

Upon the receipt of regulatory approvals and the completion of closing conditions, on May 2, 2014, Washington Federal, Inc.’s wholly owned subsidiary, Washington Federal, National Association, completed its previously announced acquisition of 23 branches, located in Arizona and Nevada, from Bank of America, National Association.

The 98,000 deposit accounts acquired totaled $539 million, which is $71 million less than the $610 million that was forecasted.  As a result of the decrease in deposits prior to closing, the purchase and sale contract reduced the deposit premium to .50% of deposits.  The deposit premium paid amounted to $2.7 million.  The acquisition also provided $5 million of loans, $11 million in branch properties and $523 million in cash.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 6, 2014	WASHINGTON FEDERAL, INC.

	By:	/s/ DIANE L. KELLEHER
Diane L. Kelleher
Senior Vice President and Chief Financial Officer

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